Exhibit 10.4

AMENDED AND RESTATED CONTINUING GUARANTY AGREEMENT

This AMENDED AND RESTATED CONTINUING GUARANTY AGREEMENT (the “Guaranty”) is made and entered into as of the 29th day of January, 2010, by the undersigned Guarantor (whether one or more the “Guarantor”, and if more than one jointly and severally), in favor of U.S. BANK, NATIONAL ASSOCIATION, in its capacity as collateral agent (together with its permitted successors and assigns, the “Collateral Agent”) pursuant to the Intercreditor Agreement (as hereafter defined), for the benefit of the Secured Parties (as defined in the Intercreditor Agreement). Unless otherwise indicated herein, all terms used with their initial letter capitalized are used herein with their meaning as defined in the Intercreditor Agreement.

RECITALS:

A.	The Guarantor is an Affiliate of Allied Capital Corporation, a Maryland corporation (the “Borrower”).

B.	The Borrower has entered into that certain Second Amended and Restated Credit Agreement dated as of January 29, 2010 (the “Credit Agreement”), by and among the Borrower, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the lenders party thereto (the “Lenders”), and pursuant to the requirements of such document, (i) the Borrower and certain of its consolidated subsidiaries (other than the Guarantor hereunder) have granted or regranted (or concurrently herewith are granting or regranting) liens and security interests on certain of their respective assets to secure the Secured Obligations and (ii) the Borrower is required to cause the Guarantor to execute and deliver this Guaranty to the Collateral Agent (for the ratable benefit of the Secured Parties).

C.	Pursuant to and subject to the terms of that certain Amended and Restated Intercreditor and Collateral Agency Agreement dated as of January 29, 2010 (as the same may be amended, modified, supplemented, or restated from time to time, the “Intercreditor Agreement”) between Collateral Agent and the Administrative Agent (on behalf of itself and each of the Lenders), and acknowledged by the Borrower, the Guarantor, and the other guarantors of the Secured Obligations, the Secured Parties (i) appointed Collateral Agent to act as agent for the benefit of the Secured Parties with respect to this Guaranty and the collateral pledged by the Borrower and certain of its subsidiaries and (ii) authorized and directed Collateral Agent to execute this Guaranty and perform the duties and obligations delegated to it pursuant to the terms of the Intercreditor Agreement.

D.	The Borrower understands that the execution and delivery of this Guaranty is a requirement of the Credit Agreement.

E.	In the Guarantor’s judgment, the value of the consideration received under the Financing Documents, together with its contribution rights from the Borrower and any other guarantor of the Guaranteed Obligations (as hereafter defined), is reasonably worth at least as much as its liabilities and obligations under this Guaranty, and such liability and obligation may reasonably be expected to benefit the Guarantor directly or indirectly.

NOW, THEREFORE, FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of credit and/or financial accommodation heretofore or hereafter from time to time made or granted to the Borrower under the Financing Documents, the Guarantor hereby furnishes its guaranty of the Guaranteed Obligations in favor of Collateral Agent (for the benefit of the Secured Parties), as follows:

1. Guaranty. The Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand, or otherwise, and at all times thereafter, of any and all of the Secured Obligations, whether now existing or hereafter arising of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary and whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses, or otherwise (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof), and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against the Guarantor or the Borrower under the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, “Debtor Relief Laws”), and including interest that accrues after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws (collectively, the “Guaranteed Obligations”). The Collateral Agent’s and each of the other Secured Party’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations, absent manifest error. This Guaranty shall not be affected by the genuineness, validity, regularity, or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection, or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. Anything contained herein to the contrary notwithstanding, the obligations of the Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any similar federal or state law.

2. No Setoff or Deductions; Taxes; Payments. The Guarantor represents and warrants that it is organized and resident in the United States of America. The Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions, or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Guarantor is compelled by law to make such deduction or withholding. If any such obligation (other than one arising with respect to franchise taxes or taxes based on or measured by the income or profits of the Secured Parties) is imposed upon the Guarantor with respect to any amount payable by it hereunder, the Guarantor will pay to the Collateral Agent (for the benefit of the Secured Parties), on the date on which such amount is due and payable hereunder, such additional amount in U.S. dollars as shall be necessary to enable the Secured Parties to receive the same net amount which the Secured Parties would have received on such due date had no such obligation been imposed upon the Guarantor. The Guarantor will deliver promptly to the Collateral Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Guarantor hereunder. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

3. Rights of Collateral Agent. The Guarantor consents and agrees that the Collateral Agent, or the Secured Parties may, at any time and from time to time, without notice (except as provided in Section 4 below) or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Collateral Agent and Secured Parties may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Secured Obligations. Without limiting the generality of the foregoing but subject to any applicable provisions of the other Financing Documents, the Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of the Guarantor.

4. Certain Waivers. The Guarantor waives (a) any defense arising by reason of any disability or other defense (other than the defense that the Secured Obligations shall have been fully and finally performed and paid in full in cash, to the extent of any such payment) of the Borrower, any subsidiary of the Borrower, or any other guarantor of any of the Secured Obligations, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower; (b) any defense based on any claim that the Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder; (d) any right to require the Collateral Agent to proceed against the Borrower, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in the Collateral Agent’s power whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Collateral Agent on behalf of the Secured Parties; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. The Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor, and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation, or incurrence of new or additional Guaranteed Obligations. Notwithstanding the foregoing, nothing set forth herein shall alter or modify such Guarantor’s right to receive notice of any matter under any of the other Financing Documents.

5. Obligations Independent. The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against the Guarantor to enforce this Guaranty whether or not the Borrower or any other guarantor or any other person or entity is joined as a party. The Guarantor hereby agrees that it is directly, jointly and severally with any other guarantor of the Guaranteed Obligations, liable to Collateral Agent, for the benefit of the Secured Parties. The Guarantor hereby agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by the Collateral Agent or any Secured Party of any remedies they may have against the Borrower or any other guarantor, or the enforcement of any lien or realization upon any security by the Collateral Agent or any Secured Party. The Guarantor consents and agrees that neither the Collateral Agent nor any Secured Party shall be under any obligation to marshal any property or assets of Borrower or any other guarantor in favor of Guarantor, or against or in payment of any or all of the Guaranteed Obligations.

6. Subrogation. The Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement, or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been performed and paid in full in cash and any commitments of the Secured Parties or facilities provided by the Secured Parties with respect to the Guaranteed Obligations are terminated. If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Collateral Agent and the Secured Parties and shall forthwith be paid to the Collateral Agent (for the benefit of the Secured Parties) to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

7. Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until 91 days following the date upon which all Guaranteed Obligations and any other amounts payable under this Guaranty are paid in full in cash and any commitments of the Secured Parties or facilities provided by the Secured Parties with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower, the Guarantor or any other guarantor of any of the Secured Obligations is made, or any Secured Party exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Secured Parties in their discretion) to be repaid to a trustee, receiver, or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination, or reduction. The obligations of the Guarantor under this paragraph shall survive termination of this Guaranty.

8. Subordination. The Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrower and any other guarantor of the Secured Obligations owing to the Guarantor, whether now existing or hereafter arising, including, but not limited to, any obligation of the Borrower to the Guarantor as subrogee of the Collateral Agent or resulting from the Guarantor’s performance under this Guaranty, to the payment in full in cash of all Guaranteed Obligations. If the Collateral Agent so requests, any such obligation or indebtedness of the Borrower or any other guarantor of the Secured Obligations to the Guarantor shall be enforced and performance received by the Guarantor as trustee for the Collateral Agent and the proceeds thereof shall be paid over to the Collateral Agent on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty.

9. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Guarantor or any other guarantor of any of the Secured Obligations or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon demand by the Collateral Agent.

10. Expenses. The Guarantor shall pay on demand all out-of-pocket expenses (including reasonable attorneys’ fees and expenses) in any way relating to the enforcement or protection of the rights of the Collateral Agent or Secured Parties under this Guaranty or in respect of the Guaranteed Obligations, including any incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and any incurred in the preservation, protection, or enforcement of any rights of the Collateral Agent in any proceeding under any Debtor Relief Laws. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

11. Miscellaneous. No provision of this Guaranty may be waived, amended, supplemented, or modified, except by a written instrument executed by (a) the party against whom enforcement of such waiver, amendment, supplement, or modification would be sought, and (b) the Collateral Agent. No failure by the Collateral Agent to exercise, and no delay in exercising, any right, remedy, or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Collateral Agent and the Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Guarantor for the benefit of the Secured Parties or any term or provision thereof.

12. Condition of the Borrower and any Other Guarantors. The Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor of any of the Secured Obligations such information concerning the financial condition, business, and operations of the Borrower and any other guarantor of any of the Secured Obligations as the Guarantor requires, and that the Collateral Agent has no duty, and the Guarantor is not relying on the Collateral Agent at any time, to disclose to the Guarantor any information relating to the business, operations, or financial condition of the Borrower or any other guarantor of any of the Secured Obligations (the Guarantor waiving any duty on the part of the Collateral Agent to disclose such information and any defense relating to the failure to provide the same, without limiting such rights of the Guarantor, if any, under the Security Agreement).

13. Setoff. If and to the extent any payment is not made when due hereunder, the Collateral Agent may setoff and charge from time to time any amount so due against any or all of the Guarantor’s accounts or deposits with the Collateral Agent.

14. Representations and Warranties. The Guarantor represents and warrants that (a) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (b) this Guaranty constitutes its legal, valid, and binding obligation enforceable in accordance with its terms, subject to applicable bankruptcy, creditor’s rights and similar laws affecting the rights and remedies of creditors generally; (c) to Guarantor’s Knowledge (as defined in Schedule I), the making and performance of this Guaranty does not and will not (i) violate the provisions of any law or regulation applicable to Guarantor and (ii) result in any breach of, conflict with or default under, any material indenture, instrument or agreement to which Guarantor is a party or is subject, which, in each case, could reasonably be expected to have a Material Adverse Effect (as defined in Schedule I); and (d) to Guarantor’s Knowledge, after reasonable inquiry, all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Guaranty have been obtained or made and are in full force and effect.

15. Indemnification and Survival. Without limitation on any other obligations of the Guarantor or remedies of the Collateral Agent under this Guaranty, the Guarantor shall, jointly and severally with any other guarantor of the Guaranteed Obligations, to the fullest extent permitted by law, indemnify, defend, and hold harmless the Collateral Agent and Secured Parties from and against, and shall pay within ten days of demand thereof, any and all actual damages, losses, liabilities, and expenses (including reasonable attorneys’ fees and expenses) that may be actually suffered or incurred by the Collateral Agent or any Secured Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid, and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms or any failure of the obligations of any other guarantor of any of the Secured Obligations under its respective guaranty agreement to be the legal, valid, and binding obligations of such other guarantor in accordance with their terms; except to the extent that any such damages, losses, liabilities, and expenses, directly result from the gross negligence or willful misconduct of the Collateral Agent or any Secured Party. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

16. GOVERNING LAW; ASSIGNMENT; JURISDICTION; NOTICES. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Guaranty shall (a) bind the Guarantor and its successors and assigns, provided that the Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of the Collateral Agent (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of the Collateral Agent (for the benefit of the Secured Parties), and their respective successors and assigns, and the Secured Parties may, without notice to the Guarantor and without affecting the Guarantor’s obligations hereunder, assign, sell or grant participations in the Guaranteed Obligations and this Guaranty, in whole or in part. The Guarantor hereby irrevocably (i) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in the state of New York in any action or proceeding arising out of or relating to this Guaranty, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. Service of process by the Collateral Agent in connection with such action or proceeding shall be binding on the Guarantor if sent to the Guarantor by registered or certified mail at its address specified below or such other address as from time to time notified by the Guarantor. Subject to the confidentiality provisions set forth in the Intercreditor Agreement, the Guarantor agrees that the Collateral Agent may disclose to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations of all or part of the Guaranteed Obligations any and all information in the Collateral Agent’s possession concerning the Guarantor, this Guaranty, and any security for this Guaranty. All notices and other communications to the Guarantor under this Guaranty shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, or sent by telecopier to the Guarantor at its address set forth below or at such other address in the United States as may be specified by the Guarantor in a written notice delivered to the Collateral Agent at such office as the Collateral Agent may designate for such purpose from time to time in a written notice to the Guarantor.

17. WAIVER OF JURY TRIAL; FINAL AGREEMENT. TO THE EXTENT ALLOWED BY APPLICABLE LAW, THE GUARANTOR AND THE COLLATERAL AGENT EACH IRREVOCABLY WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON, ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE GUARANTEED OBLIGATIONS. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

18. Severability of Provisions. Each provision of this Guaranty shall be severable from every other provision of this Guaranty for the purpose of determining the legal enforceability of any specific provision.

19. Counterparts. This Guaranty may be executed in a number of counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Guaranty, it shall not be necessary to produce or account for more than one such counterpart. Any signature delivered by facsimile or electronic mail shall be deemed to be an original signature hereto and shall be admissible into evidence for all purposes. This Guaranty may be executed by more than one Guarantor.

20. Amendment and Restatement. This Guaranty constitutes the entire agreement of the parties with respect to the matters set forth herein and supersedes all prior agreements and understandings; it being expressly understood and agreed that this Guaranty is a complete amendment and restatement of that certain Continuing Guaranty Agreement dated as of August 28, 2009 (the “Prior Guaranty”) made by Guarantor in favor of the Collateral Agent, the terms and conditions of which have been superseded and replaced in their entirety by the terms and provisions of this Agreement. The parties hereto agree that this Guaranty is given as a continuation, modification and extension of the Prior Guaranty and shall not constitute a novation of the Prior Guaranty.

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IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered by its dully authorized officer as of the date first written above.

ALLIED ASSET HOLDINGS, LLC

By: Allied Capital Corporation, its sole member

By: /s/ Penni F. Roll
Name: Penni F. Roll
Title: Chief Financial Officer

Address: c/o Allied Capital Corporation

1919 Pennsylvania Avenue, N.W.
Washington, DC 20006-3434
Attention: Penni F. Roll, Chief Financial Officer
Telephone/Telecopy: (202) 721-6192